Exhibit 23.2

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the amended joint registration statement and proxy statement on Form S-4 of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 19, 2019.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

August 19, 2019